Exhibit 21.1
LIST OF SUBSIDIARIES
The following are subsidiaries of Altisource Portfolio Solutions S.A. as of December 31, 2025 and the jurisdictions in which they are organized.

Name	Jurisdiction of incorporation or organization

Altisource Access, Inc.	Delaware
Altisource Asia Holdings Ltd. I	Mauritius
Altisource Business Solutions Private Limited	India
Altisource Business Solutions S.à r.l.	Luxembourg
Altisource Fulfillment Operations, Inc.	Delaware
Altisource Holdings, LLC	Delaware
Altisource Mortgage Solutions S.à r.l.	Luxembourg
Altisource Online Auction, Inc.	Delaware
Altisource Outsourcing Solutions S.R.L.	Uruguay
Altisource Partners, LP	Delaware
Altisource Plan Warehousing S.C.S.	Luxembourg
Altisource Portfolio Solutions, Inc.	Delaware
Altisource Real Estate Web Portal S.à r.l.	Luxembourg
Altisource S.à r.l.	Luxembourg
Altisource Solutions, Inc.	Delaware
Altisource Technology Solutions S.à r.l.	Luxembourg
Altisource US Data, Inc.	Delaware
Association of Certified Mortgage Originators Risk Retention Group, Inc.	Nevada
Association of Certified Originators	Nevada
Beltline Road Insurance Agency, Inc.	Texas
Best Partners Mortgage Cooperative, Inc.*	Delaware
CastleLine Re, Inc.	Nevada
CastleLine Risk and Insurance Services, LLC	Nevada
Correspondent One, LLC	Delaware
Equator, LLC	Delaware
Power Default Services, Inc.	Delaware
Premium Title Agency, Inc.	Delaware
Premium Title Insurance Agency - UT, Inc.	Utah
Premium Title of California, Inc.	California
Premium Title Services - FL, Inc.	Delaware
Premium Title Services - IL, Inc.	Delaware
Premium Title Services - Indiana, Inc.	Delaware
Premium Title Services - LA, Inc.	Louisiana
Premium Title Services - MD, Inc.	Delaware
Premium Title Services - MN, Inc.	Delaware
Premium Title Services - MO, Inc.	Delaware
Premium Title Services - NY, Inc.	Delaware
Premium Title Services - VA, Inc.	Delaware
______________________________________
*    The Best Partners Mortgage Cooperative, Inc. is a mortgage products cooperative owned by its members and managed by The Mortgage Partnership of America, L.L.C.

Name	Jurisdiction of incorporation or organization

Premium Title Services, Inc.	Florida
PTS – Escrow, Inc.	Delaware
PTS – Texas Title, Inc.	Delaware
REALHome Services and Solutions – CT, Inc.	Connecticut
REALHome Services and Solutions, Inc.	Florida
Springhouse, LLC	Missouri
The Mortgage Partnership of America, L.L.C.	Missouri
Western Progressive – Arizona, Inc.	Delaware
Western Progressive – Mississippi, Inc.	Delaware
Western Progressive – Missouri, Inc.	Missouri
Western Progressive – Nevada, Inc.	Delaware
Western Progressive – Tennessee, Inc.	Tennessee
Western Progressive – Utah, Inc.	Utah
Western Progressive – Virginia, Inc.	Virginia
Western Progressive – Washington, Inc.	Washington
Western Progressive Trustee, LLC	Delaware